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Exhibit 10.4



                                 PROMISSORY NOTE

$27,404.94                                                        March 15, 2004

FOR VALUE RECEIVED, the undersigned, Single Source Electronic Transactions, Inc., of 11242 Playa Court, Culver City, CA 90230 promises to pay to the order of Arnold F. Sock, at, of 11242 Playa Court, Culver City, CA 90230, or such other place as the holder may designate in writing to the undersigned, the principal sum of Twenty Seven Thousand Four Hundred Four Dollars and ninety-four cents ($27,404.94), together with interest thereon from date hereof until paid, at the rate of Eight Percent (8%) per annum as follows: One payment of principal and interest of Twenty Nine Thousand Five Hundred Ninety Seven Dollars and thirty- three cents ($29,597.33) on March 15, 2005. All or any part of the aforesaid principal sum may be prepaid at any time and from time to time without penalty.

In the event of any default by the undersigned in the payment of principal or interest when due or in the event of the suspension of actual business, insolvency, assignment for the benefit of creditors, adjudication of bankruptcy, or appointment of a receiver, of or against the undersigned, the unpaid balance of the principal sum of this promissory note shall at the option of the holder become immediately due and payable and the amount then due shall accrue interest until payment at the rate of ten percent (10%) per annum. In the event of a default, any payments shall be applied first to accrued interest and the balance to principal.

The maker and all other persons who may become liable for the payment hereof severally waive demand, presentment, protest, notice of dishonor or nonpayment, notice of protest, and any and all lack of diligence or delays in collection which may occur, and expressly consent and agree to each and any extension or postponement of time of payment hereof from time to time at or after maturity or other indulgence, and waive all notice thereof.

In case suit or action is instituted to collect this note, or any portion hereof, the maker promises to pay such additional sum, as the court may adjudge reasonable, attorneys' fees in said proceedings.

This note is made and executed under, and is in all respects governed by, the laws of the State of California. Venue for any action or suit under this promissory note shall be Los Angeles, California.

Single Source Electronic Transaction, Inc.
By its President,



/s/ Arnold F. Sock
---------------------------
Arnold F. Sock, President